Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Provident Financial Services, Inc.
Thomas M. Lyons
Senior Executive Vice President and Chief Financial Officer
Phone: 732-590-9348
Email: thomas.lyons@provident.bank

PROVIDENT FINANCIAL SERVICES, INC.

ANNOUNCES COMPLETION OF SUBORDINATED NOTES OFFERING

AND EXPECTED MERGER CLOSING DATE FOR THE

LAKELAND BANCORP, INC. MERGER

ISELIN, N.J. – May 13, 2024 – Provident Financial Services, Inc. (NYSE:PFS) (the “Company”), the holding company for Provident Bank (the “Bank”), today announced the completion of its offering and sale of $225 million of its 9.00% fixed-to-floating rate subordinated notes due 2034 (the “Notes”) in a registered public offering (the “Offering”). The Notes were sold at par, resulting in net proceeds, after discounts and estimated offering expenses, of approximately $219.3 million.

The purpose of the Offering was to satisfy certain previously announced regulatory conditions that were agreed to in connection with the merger (the “Merger Transaction”) between the Company and Lakeland Bancorp, Inc. (“Lakeland”). In light of the completion of the Offering, the Merger Transaction is now expected to close after the close of trading on May 15, 2024, pending satisfaction of customary closing conditions. The Company intends to invest all of the net proceeds from the Offering in the Bank. The Bank expects that the net proceeds will be initially invested in securities and used for other general corporate purposes, which may include the repayment of Federal Home Loan Bank advances and other indebtedness. The Notes are intended to qualify as Tier 2 capital at the holding company level and the net proceeds invested in the Bank will qualify as Tier 1 capital at the Bank level for regulatory purposes.

Piper Sandler & Co. and Keefe, Bruyette & Woods, A Stifel Company acted as joint book-running managers for the Offering. Luse Gorman, PC acted as legal counsel to the Company and Holland & Knight, LLP acted as legal counsel to the underwriters.

This press release is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

100 Wood Ave S, Iselin, NJ 08830   phone: 732-590-9200   www.provident.bank

About Provident

Provident Financial Services, Inc. (NYSE: PFS) is the holding company for Provident Bank, a New Jersey State-charted community-oriented bank offering “Commitment you can count on” since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, Bucks, Lehigh and Northampton counties in Pennsylvania, as well as Queens and Nassau Counties in New York. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company, and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc.

Forward-Looking Statements

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.

The forward-looking statements reflect the Company’s current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, but are not limited to, those set forth in Item 1A of the Company’s Annual Report on Form 10-K, as may be supplemented by its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and those related to the economic environment, particularly in the market areas in which the Company operates; inflation and unemployment; competitive products and pricing; real estate values; fiscal and monetary policies of the U.S. Government; changes in accounting policies and practices that may be adopted by the regulatory agencies and the accounting standards setters; changes in government regulations affecting financial institutions, including regulatory fees and capital requirements; changes in prevailing interest rates; acquisitions and the integration of acquired businesses; credit risk management; asset-liability management; the financial and securities markets, the availability of and costs associated with sources of liquidity; the possibility that the Merger Transaction does not close when expected or at all; the risk that any announcements relating to the Offering or the Merger Transaction could have adverse effects on the market price of the Company’s common stock; risks related to the potential impact of general economic, political and market factors on the Company or the Offering; and uncertainty as to the impacts of natural disasters or health epidemics on the Company.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date they are made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not assume and expressly disclaims any duty, and does not undertake, to update any forward-looking statements in this presentation to reflect events or circumstances after the date of this statement or otherwise.

100 Wood Ave S, Iselin, NJ 08830   phone: 732-590-9200   www.provident.bank